Exhibit 99.3

[Brunswick Corporation Letterhead]

August 15, 2008

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attn: Mary A. Callahan

Re:	Brunswick Corporation

Floating Rate Notes due 2009

The undersigned, on behalf of Brunswick Corporation, a Delaware corporation (the “Company”), hereby exercises the option to call $250,000,000 aggregate outstanding principal amount of its Floating Rate Notes due 2009, CUSIP No. 117043 AJ 8 (the “Notes”), for redemption on September 17, 2008 (the “Redemption Date”), as provided in the Notes and in Article Three of the Indenture, dated as of March 15, 1987 (the “Indenture”), by and between Company you, as trustee (the “Trustee”), relating to the Notes. The redemption price of the Notes shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to the Redemption Date which has not been paid. In the event the Notes are not presented for redemption by the Redemption Date, they shall not thereafter bear interest.

Pursuant to Article Three, Section 3.02 of the Indenture, the Company hereby instructs the Trustee to send the notice of redemption attached hereto to the holders of the Notes. The notice of redemption should be mailed (first-class, postage prepaid) to the holders of the Notes at their respective addresses as they appear in the registry books no later than August 15, 2008.

On or before the Redemption Date, the Company will deposit with the Trustee an amount of money, sufficient to redeem on such date the Notes at the redemption price together with accrued interest to the Redemption Date.

This notice of redemption and Officers’ Certificate is being delivered to you pursuant to Article Three, Section 3.02 of the Indenture. The undersigned is delivering to you contemporaneously herewith, the Officers’ Certificate (as defined in the Indenture) required by Section 14.05 of the Indenture and the resolutions of the Board of Directors of the Company authorizing the redemption of the Notes.

IN WITNESS WHEREOF, the Company has caused the Notice of Redemption and Officers’ Certificate to be executed and delivered on and as of the date first written above by its duly authorized officers.

BRUNSWICK CORPORATION

By:	/s/ William L. Metzger
Name:	William L. Metzger
Title:	Vice President and Treasurer

NOTICE OF REDEMPTION

TO THE HOLDERS OF THE

$250,000,000 FLOATING RATE NOTES

DUE JULY 24, 2009

OF

BRUNSWICK CORPORATION

NOTICE IS HEREBY GIVEN pursuant to Article Three, Section 3.02 of the Indenture, dated as of March 15, 1987 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), under which Indenture the below listed series of Registered Securities (the “Notes”) were issued, that pursuant to the terms of the Indenture and the Notes, such Notes are hereby called for redemption in whole on September 17, 2008 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon up to the Redemption Date which has not been paid. The redemption price will become due and payable on the Redemption Date.

Series	CUSIP No.	Redemption Date	Redemption Price on Redemption Date of September 17, 2008
$250,000,000 aggregate principal amount of Floating Rate Notes due July 24, 2009, originally issued July 24, 2006	117043 AJ 8	September 17, 2008	100% of the principal amount of the Notes to be redeemed, plus accrued interest thereon to the Redemption Date which has not been paid.

NOTICE IS FURTHER GIVEN that due and proper arrangements have been made for providing the Trustee with funds sufficient to pay the principal and interest on above listed Notes due on the Redemption Date. Subject to the deposit of such funds, on and after the Redemption Date, interest on the Notes will cease to accrue.

NOTICE IS FURTHER GIVEN that the payment will be made upon presentation and surrender of the above listed Notes to:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

111 Sanders Creek Parkway

East Syracuse, NY 13057

Backup withholding at a rate of 28% of gross redemption proceeds of any payment made within the United States may be required by the United States Internal Revenue Code, as amended, unless the Paying Agent has the correct taxpayer identification number (social security or employer identification number) or exemption certificate of the payee. Please furnish a properly completed Form W-9 or exemption certificate or equivalent when presenting your Notes.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, NATIONAL ASSOCIATION, as Trustee

Dated: August 15, 2008

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